CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-196096) Pre-Effective Amendment No. 2 on Form N-2 of NexPoint Capital, Inc. of our report dated July 2, 2014, relating to our audit of the financial statements for NexPoint Capital, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

July 23, 2014